EXHIBIT (99)(a)

NEWS RELEASE	July 23, 2018

Contact:
Lance A. Sellers
President and Chief Executive Officer

A. Joseph Lampron, Jr.
Executive Vice President and Chief Financial Officer

828-464-5620, Fax 828-465-6780

For Immediate Release

PEOPLES BANCORP ANNOUNCES SECOND QUARTER EARNINGS RESULTS

Peoples Bancorp of North Carolina, Inc. (NASDAQ: PEBK), the parent company of Peoples Bank, reported second quarter earnings results with highlights as follows:

Second quarter highlights:

●
Net earnings were $3.2 million or $0.53 basic and diluted net earnings per share for the three months ended June 30, 2018, as compared to $2.8 million or $0.47 basic and diluted net earnings per share for the same period one year ago.

Year to date highlights:

●
Net earnings were $6.5 million or $1.08 basic and diluted net earnings per share for the six months ended June 30, 2018, as compared to $5.0 million or $0.84 basic net earnings per share and $0.83 diluted net earnings per share for the same period one year ago.
●
Total loans increased $36.9 million to $781.9 million at June 30, 2018, compared to $745.0 million at June 30, 2017.
●
Core deposits were $896.8 million or 98.0% of total deposits at June 30, 2018, compared to $869.3 million or 97.4% of total deposits at June 30, 2017.

Lance A. Sellers, President and Chief Executive Officer, attributed the increase in second quarter net earnings to an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in the provision for loan losses and an increase in non-interest expense during the three months ended June 30, 2018, as compared to the three months ended June 30, 2017, as discussed below.

Net interest income was $10.5 million for the three months ended June 30, 2018, compared to $9.8 million for the three months ended June 30, 2017. The increase in net interest income was primarily due to a $598,000 increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a 0.75% increase in the prime rate since June 30, 2017, combined with a $109,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balances of FHLB borrowings during the three months ended June 30, 2018, as compared to the same period one year ago due to the payoff of remaining FHLB borrowings in October 2017. Net interest income after the provision for loan losses was $10.3 million for the three months ended June 30, 2018, compared to $9.8 million for the three months ended June 30, 2017. The provision for loan losses for the three months ended June 30, 2018 was an expense of $231,000, as compared to an expense of $49,000 for the three months ended June 30, 2017. The increase in the provision for loan losses is primarily attributable to a $36.9 million increase in loans from June 30, 2017 to June 30, 2018.

Non-interest income was $4.0 million for the three months ended June 30, 2018, compared to $3.9 million for the three months ended June 30, 2017. The increase in non-interest income is primarily attributable to a $97,000 increase in miscellaneous non-interest income and a $50,000 increase in gain on sale of securities, which were partially offset by a $79,000 decrease in mortgage banking income during the three months ended June 30, 2018, compared to the same period one year ago.

Non-interest expense was $10.6 million for the three months ended June 30, 2018, compared to $10.0 million for the three months ended June 30, 2017. The increase in non-interest expense was primarily attributable to a $514,000 increase in salaries and benefits expense, which was primarily due to an increase in the number of full-time equivalent employees and annual salary increases.

Year-to-date net earnings as of June 30, 2018 were $6.5 million or $1.08 basic and diluted net earnings per share, as compared to $5.0 million or $0.84 basic net earnings per share and $0.83 diluted net earnings per share for the same period one year ago. The increase in year-to-date net earnings is primarily attributable to an increase in net interest income and an increase in non-interest income, which were partially offset by an increase in the provision for loan losses and an increase in non-interest expense, as discussed below.

Year-to-date net interest income as of June 30, 2018 was $20.8 million compared to $19.3 million for the same period one year ago. The increase in net interest income was primarily due to a $1.3 million increase in interest income, which was primarily attributable to an increase in the average outstanding balance of loans and a 0.75% increase in the prime rate since June 2017, combined with a $240,000 decrease in interest expense, which was primarily attributable to a decrease in the average outstanding balances of FHLB borrowings during the six months ended June 30, 2018, as compared to the same period one year ago due to the payoff of remaining FHLB borrowings in October 2017. Net interest income after the provision for loan losses was $20.6 million for the six months ended June 30, 2018, compared to $19.5 million for the same period one year ago. The provision for loan losses for the six months ended June 30, 2018 was an expense of $262,000, as compared to a credit of $187,000 for the six months ended June 30, 2017. The increase in the provision for loan losses is primarily attributable to a $36.9 million increase in loans from June 30, 2017 to June 30, 2018.

Non-interest income was $7.8 million for the six months ended June 30, 2018, compared to $7.4 million for the six months ended June 30, 2017. The increase in non-interest income is primarily attributable to a $518,000 increase in miscellaneous non-interest income, which was partially offset by a $209,000 decrease in mortgage banking income during the six months ended June 30, 2018, as compared to the six months ended June 30, 2017. The increase in miscellaneous non-interest income is primarily due to $3,000 in net gains on other real estate owned properties for the six months ended June 30, 2018, as compared to $283,000 in net losses and write-downs on other real estate owned properties for the six months ended June 30, 2017. The decrease in mortgage banking income is primarily due to a decrease in mortgage loan volume resulting from an increase in mortgage loan rates.

Non-interest expense was $20.6 million for the six months ended June 30, 2018, as compared to $20.3 million for the six months ended June 30, 2017. The increase in non-interest expense was primarily due to a $242,000 increase in salaries and benefits expense and a $294,000 increase in occupancy expense, which were partially offset by a $310,000 decrease in other non-interest expense, during the six months ended June 30, 2018, as compared to the six months ended June 30, 2017. The increase in salaries and benefits expense is primarily due to an increase in the number of full-time equivalent employees and annual salary increases. The increase in occupancy expense is primarily due to an increase in depreciation expense during the six months ended June 30, 2018, as compared to the six months ended June 30, 2017. The decrease in other non-interest expense is primarily due to decreases in debit card expense, fraud/forgery expense and internet banking expense during the six months ended June 30, 2018, as compared to the six months ended June 30, 2017.

Non-interest income and non-interest expense for the three and six months ended June 30, 2018 and 2017 reflect the implementation of Financial Accounting Standards Board Accounting Standards Update No. 2014-09, (Topic 606): Revenue from Contracts with Customers, which was effective for the Company’s reporting periods beginning after December 15, 2017. Prior to March 31, 2018, appraisal management fee income and expense from the Bank’s subsidiary, Community Bank Real Estate Solutions, LLC, was reported as a net amount, which was included in miscellaneous non-interest income. This income and expense is now reported on separate line items under non-interest income and non-interest expense.

Income tax expense was $595,000 for the three months ended June 30, 2018, compared to $925,000 for the three months ended June 30, 2017. The effective tax rate was 16% for the three months ended June 30, 2018, compared to 25% for the three months ended June 30, 2017. Income tax expense was $1.2 million for the six months ended June 30, 2018, compared to $1.5 million for the six months ended June 30, 2017. The effective tax rate was 16% for the six months ended June 30, 2018, compared to 23% for the six months ended June 30, 2017. The reduction in the effective tax rate is primarily due to the passing of the Tax Cuts and Jobs Act in December, 2017, which reduced the Company’s federal corporate tax rate from 34% to 21% effective January 1, 2018.

Total assets were $1.1 billion as of June 30, 2018 and 2017. Available for sale securities were $210.1 million as of June 30, 2018, compared to $241.3 million as of June 30, 2017. Total loans were $781.9 million as of June 30, 2018, compared to $745.0 million as of June 30, 2017.

Non-performing assets were $4.4 million or 0.39% of total assets at June 30, 2018, compared to $4.7 million or 0.42% of total assets at June 30, 2017. Non-performing loans include $4.2 million in commercial and residential mortgage loans, $123,000 in acquisition, development and construction (“AD&C”) loans and $104,000 in other loans at June 30, 2018, as compared to $4.4 million in commercial and residential mortgage loans, $18,000 in AD&C loans and $269,000 in other loans at June 30, 2017.

The allowance for loan losses at June 30, 2018 was $6.3 million or 0.80% of total loans, compared to $7.2 million or 0.96% of total loans at June 30, 2017. Management believes the current level of the allowance for loan losses is adequate; however, there is no assurance that additional adjustments to the allowance will not be required because of changes in economic conditions, regulatory requirements or other factors.

Deposits were $915.0 million at June 30, 2018, compared to $892.5 million at June 30, 2017. Core deposits, which include noninterest-bearing demand deposits, NOW, MMDA, savings and non-brokered certificates of deposit of denominations less than $250,000, increased $27.5 million to $896.8 million at June 30, 2018, as compared to $869.3 million at June 30, 2017. Certificates of deposit in amounts of $250,000 or more totaled $17.4 million at June 30, 2018, as compared to $22.5 million at June 30, 2017.

Securities sold under agreements to repurchase were $46.6 million at June 30, 2018, as compared to $50.0 million at June 30, 2017.

Shareholders’ equity was $118.2 million, or 10.63% of total assets, as of June 30, 2018, compared to $113.9 million, or 10.29% of total assets, as of June 30, 2017.

Peoples Bank operates 19 banking offices entirely in North Carolina, with offices in Catawba, Alexander, Lincoln, Mecklenburg, Iredell and Wake Counties. Peoples Bank also operates loan production offices in Lincoln and Durham Counties. The Company’s common stock is publicly traded and is quoted on the Nasdaq Global Market under the symbol “PEBK.”

Statements made in this press release, other than those concerning historical information, should be considered forward-looking statements pursuant to the safe harbor provisions of the Securities Exchange Act of 1934 and the Private Securities Litigation Act of 1995. These forward-looking statements involve risks and uncertainties and are based on the beliefs and assumptions of management and on the information available to management at the time that this release was prepared. These statements can be identified by the use of words like “expect,” “anticipate,” “estimate,” and “believe,” variations of these words and other similar expressions. Readers should not place undue reliance on forward-looking statements as a number of important factors could cause actual results to differ materially from those in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to, (1) competition in the markets served by Peoples Bank, (2) changes in the interest rate environment, (3) general national, regional or local economic conditions may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and the possible impairment of collectibility of loans, (4) legislative or regulatory changes, including changes in accounting standards, (5) significant changes in the federal and state legal and regulatory environment and tax laws, (6) the impact of changes in monetary and fiscal policies, laws, rules and regulations and (7) other risks and factors identified in the Company’s other filings with the Securities and Exchange Commission, including but not limited to those described in the Company’s annual report on Form 10-K for the year ended December 31, 2017.

CONSOLIDATED BALANCE SHEETS
June 30, 2018, December 31, 2017 and June 30, 2017
(Dollars in thousands)

	June 30, 2018	December 31, 2017	June 30, 2017
	(Unaudited)	(Audited)	(Unaudited)
ASSETS:
Cash and due from banks	$45,481	$53,186	$54,100
Interest-bearing deposits	24,074	4,118	20,955
Cash and cash equivalents	69,555	57,304	75,055

Investment securities available for sale	210,055	229,321	241,320
Other investments	4,427	1,830	2,680
Total securities	214,482	231,151	244,000

Mortgage loans held for sale	671	857	3,513

Loans	781,884	759,764	745,038
Less: Allowance for loan losses	(6,277)	(6,366)	(7,167)
Net loans	775,607	753,398	737,871

Premises and equipment, net	19,606	19,911	19,385
Cash surrender value of life insurance	15,743	15,552	15,351
Accrued interest receivable and other assets	15,508	13,993	11,809
Total assets	$1,111,172	$1,092,166	$1,106,984

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits:
Noninterest-bearing demand	$313,976	$285,406	$276,614
NOW, MMDA & savings	489,426	498,445	483,440
Time, $250,000 or more	17,371	18,756	22,462
Other time	94,239	104,345	109,969
Total deposits	915,012	906,952	892,485

Securities sold under agreements to repurchase	46,570	37,757	49,977
FHLB borrowings	-	-	20,000
Junior subordinated debentures	20,619	20,619	20,619
Accrued interest payable and other liabilities	10,805	10,863	9,971
Total liabilities	993,006	976,191	993,052

Shareholders' equity:
Series A preferred stock, $1,000 stated value; authorized
5,000,000 shares; no shares issued and outstanding	-	-	-
Common stock, no par value; authorized
20,000,000 shares; issued and outstanding
5,995,256 shares at 6/30/18 and 12/31/17,
5,448,454 shares at 6/30/17	62,096	62,096	45,039
Retained earnings	55,198	50,286	63,954
Accumulated other comprehensive income	872	3,593	4,939
Total shareholders' equity	118,166	115,975	113,932

Total liabilities and shareholders' equity	$1,111,172	$1,092,166	$1,106,984

CONSOLIDATED STATEMENTS OF INCOME
For the three and six months ended June 30, 2018 and 2017
(Dollars in thousands, except per share amounts)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
INTEREST INCOME:
Interest and fees on loans	$9,386	$8,689	$18,455	$16,969
Interest on due from banks	124	48	169	78
Interest on investment securities:
U.S. Government sponsored enterprises	524	613	1,130	1,217
State and political subdivisions	980	1,067	1,976	2,151
Other	45	44	88	110
Total interest income	11,059	10,461	21,818	20,525

INTEREST EXPENSE:
NOW, MMDA & savings deposits	185	143	362	275
Time deposits	110	120	215	248
FHLB borrowings	-	201	-	393
Junior subordinated debentures	198	145	369	280
Other	20	13	34	24
Total interest expense	513	622	980	1,220

NET INTEREST INCOME	10,546	9,839	20,838	19,305
PROVISION FOR (REDUCTION OF PROVISION
FOR) LOAN LOSSES	231	49	262	(187)
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	10,315	9,790	20,576	19,492

NON-INTEREST INCOME:
Service charges	1,056	1,094	2,080	2,200
Other service charges and fees	175	147	355	302
Gain on sale of securities	50	-	50	-
Mortgage banking income	240	319	456	665
Insurance and brokerage commissions	203	179	385	347
Appraisal management fee income	854	849	1,643	1,592
Miscellaneous	1,438	1,341	2,783	2,265
Total non-interest income	4,016	3,929	7,752	7,371

NON-INTEREST EXPENSES:
Salaries and employee benefits	5,385	4,871	10,347	10,105
Occupancy	1,750	1,699	3,606	3,312
Appraisal management fee expense	654	648	1,246	1,214
Other	2,771	2,765	5,403	5,713
Total non-interest expense	10,560	9,983	20,602	20,344

EARNINGS BEFORE INCOME TAXES	3,771	3,736	7,726	6,519
INCOME TAXES	595	925	1,247	1,503

NET EARNINGS	$3,176	$2,811	$6,479	$5,016

PER SHARE AMOUNTS*
Basic net earnings	$0.53	$0.47	$1.08	$0.84
Diluted net earnings	$0.53	$0.47	$1.08	$0.83
Cash dividends	$0.13	$0.11	$0.26	$0.22
Book value	$19.71	$19.01	$19.71	$19.01

*Per share computations have been restated to reflect a 10% stock dividend during the fourth quarter of 2017.

FINANCIAL HIGHLIGHTS
For the three and six months ended June 30, 2018 and 2017
(Dollars in thousands)

	Three months ended		Six months ended
	June 30,		June 30,
	2018	2017	2018	2017
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
SELECTED AVERAGE BALANCES:
Available for sale securities	$210,097	$236,041	$213,746	$238,405
Loans	768,411	743,275	767,048	736,413
Earning assets	1,010,215	1,001,652	1,004,253	995,293
Assets	1,100,666	1,101,284	1,090,579	1,093,917
Deposits	915,634	897,041	908,198	893,740
Shareholders' equity	117,350	112,280	118,545	111,741

SELECTED KEY DATA:
Net interest margin (tax equivalent)	4.29%	4.16%	4.29%	4.13%
Return on average assets	1.16%	1.02%	1.20%	0.92%
Return on average shareholders' equity	10.86%	10.04%	11.02%	9.05%
Shareholders' equity to total assets (period end)	10.63%	10.29%	10.63%	10.29%

ALLOWANCE FOR LOAN LOSSES:
Balance, beginning of period	$6,373	$7,263	$6,366	$7,550
Provision for loan losses	231	49	262	(187)
Charge-offs	(401)	(198)	(507)	(329)
Recoveries	74	53	156	133
Balance, end of period	$6,277	$7,167	$6,277	$7,167

ASSET QUALITY:
Non-accrual loans			$4,292	$4,645
90 days past due and still accruing			-	55
Other real estate owned			90	-
Total non-performing assets			$4,382	$4,700
Non-performing assets to total assets			0.39%	0.42%
Allowance for loan losses to non-performing assets			143.25%	152.49%
Allowance for loan losses to total loans			0.80%	0.96%

LOAN RISK GRADE ANALYSIS:
	Percentage of Loans
	By Risk Grade
	6/30/18	6/30/17
Risk Grade 1 (excellent quality)	0.92%	1.19%
Risk Grade 2 (high quality)	26.30%	25.08%
Risk Grade 3 (good quality)	60.86%	60.22%
Risk Grade 4 (management attention)	8.47%	9.21%
Risk Grade 5 (watch)	2.11%	2.80%
Risk Grade 6 (substandard)	1.05%	1.20%
Risk Grade 7 (doubtful)	0.00%	0.00%
Risk Grade 8 (loss)	0.00%	0.00%

At June 30, 2018, including non-accrual loans, there were three relationships exceeding $1.0 million in the Watch risk grade (which totaled $4.5 million). There were no relationships exceeding $1.0 million in the Substandard risk grade.